UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2009

To the Stockholders of Evolving Systems, Inc.:

You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 9, 2009.

At the meeting, you will be asked to act on the following matters:

1.                           election of three directors nominated by the Board of Directors to serve for a term of three years;

2.                           a proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-2, 1-for-3 or 1-for-4, as will be selected by our Board of Directors;

3.                           the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2009; and

4.                           such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 13, 2009 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

By order of the Board of Directors,

Englewood, Colorado April 15, 2009	Anita T. Moseley Secretary

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 9, 2009

This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 9, 2009, and any postponements or adjournments thereof. Evolving Systems first mailed, or made available on the Internet, these proxy materials to stockholders on or about April 21, 2009. In this proxy statement, “Company,” “Evolving Systems,” “we,” “us,” and “our” each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are pleased to take advantage of the new Securities and Exchange Commission (“SEC”) rules that require issuers to provide proxy materials to stockholders on the Internet.  We will be able to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact of printing and mailing hard copies.

The cost of solicitation of the proxies will be paid by Evolving Systems.  Officers, directors and regular employees of Evolving Systems, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. Evolving Systems has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include:

•                  Our proxy statement for the Annual Meeting; and

•                  Our 2008 Annual Report to Stockholders, which includes our audited consolidated financial statements.

As required by new SEC rules, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on April 13, 2009.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•                  View our proxy materials for the Annual Meeting on the Internet; and

•                  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail, telephone, on the Internet, or by attending the meeting and voting in person.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Quorum and Required Votes

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 13, 2009, the record date, are entitled to vote at the meeting or any postponements or adjournments of the meeting. As of the record date, Evolving Systems had 19,553,103 shares of common stock outstanding.  The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting.  Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.  An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter.  A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares.  Abstentions and broker non-votes, while included for quorum purposes, will not be counted as a vote “cast” for or against any proposal, except that abstentions and broker non-votes will have, with respect to Proposal No. 2 only, the equivalent effect of a vote “Against” such proposal.

Proposal No. 1 — Election of Directors. If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.  Brokers will have the discretionary voting power to vote for directors on behalf of their clients’ whose shares are held in “street name.”

Proposal No. 2 — Reverse Stock Split. The affirmative vote of a majority of the outstanding shares will be required to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split.  Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote “Against” the proposal.  Brokers will have discretionary voting power to vote on Proposal No. 2 for their clients whose shares are held in “street name.”

Proposal No. 3 — Ratification of Grant Thornton LLP as Evolving Systems’ Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.  Brokers will have the discretionary voting power to vote on the ratification of Grant Thornton LLP as Evolving Systems’ independent registered public accounting firm for their clients whose shares are held in “street name.”  Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Recommendation of Board of Directors

The Board recommends stockholders vote FOR all proposals.  Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  Specifically, the Board’s recommendations are set forth below.  In summary, the Board recommends a vote:

•                  FOR the election of the nominated slate of directors;

•                  FOR the approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-2, 1-for-3 or 1-for-4, as will be selected by our Board of Directors; and

•                  FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for our fiscal year ending December 31, 2009.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Evolving Systems stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Evolving Systems, Inc., Anita T. Moseley, Secretary, 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Anita T. Moseley at 303-802-1000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

In February 2008 we entered into a Standstill Agreement (the “Standstill Agreement”) with Karen Singer, Trustee of the Singer Children’s Management Trust (the “Singer Trust”) in which we agreed to increase the size of our Board of Directors from seven (7) to nine (9) members and to appoint two persons nominated by the Singer Trust (the “Singer Nominees”) to serve in those positions, provided those individuals satisfied NASDAQ’s current listing standards for independence and the Singer Nominees were qualified and acceptable to serve as directors of the Company.

Under the Standstill Agreement, for a period ending on September 30, 2009 (the “Standstill Period”) the Singer Trust and its affiliates agreed they:

•                  would not nominate (other than the Singer Nominees) or oppose directors for election at any Annual Meeting of Stockholders of the Company;

•                  would vote all shares owned by any of them (collectively, the “Shares”) as of the record date, to be present for quorum purposes; and

•                  for any meeting of stockholders of the Company at which directors are to be elected, they would vote all Shares as of the record date in favor of the Company’s nominees for directors.

Pursuant to the Standstill Agreement, on March 31, 2008, our Board of Directors adopted a resolution to increase the size of the Board from seven (7) to nine (9) members and we appointed David S. Oros and Richard R. Ramlall as Directors.

Seven (7) of our Directors (Messrs. Armstrong, Hallenbeck, Neches, Nicol, Oros, Ramlall and Warnecke) are independent under NASDAQ’s current listing standards. Mr. Dupper, who is the Company’s Chief Executive Officer and President, and Mr. Gartside, who was an executive officer of the Company until April 2, 2007, are not considered independent under NASDAQ’s current listing standards.

There are three (3) Directors, Bruce W. Armstrong, George A. Hallenbeck and David J. Nicol, whose terms of office expire in 2009. The Board has nominated Messrs. Armstrong, Hallenbeck and Nicol for re-election.  Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each of the nominees would serve until the 2012 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting.  Ages are as of April 13, 2009, the record date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Nominees for Election for a Three-Year Term Expiring at the 2012 Annual Meeting

Bruce W. Armstrong

Bruce W. Armstrong, 47, joined our Board of Directors in June 2007.  In September 2008 he was appointed Chairman of the Board and CEO of Kickfire, a privately-held company headquartered in Santa Clara, California, focused on high performance analytics for the MySQL data warehouse market. He previously served as President and CEO of publicly-traded KNOVA Software (KNVS) from February 2005 to March 2007.  KNOVA Software was acquired by Consona CRM in March 2007.  From November 2002 to February 2005, Mr. Armstrong served as President and CEO of privately-held Kanisa, a leading provider of customer service, self-service and intelligent search applications.  From March 2000 to August 2002, Mr. Armstrong was a partner at Internet Capital Group (ICGE).  Prior to March 2000, Mr. Armstrong was President and CEO of CMPnet; EVP of Sales & Marketing at Broadbase Software (now KANA); and VP & GM of the Server Products Group at Sybase.  Mr. Armstrong started his career in June 1985 at Teradata Corporation, where he was named to lead the Enterprise Solutions Division after the company was acquired by AT&T/NCR. Mr. Armstrong has served on the boards of several private and public companies. Currently, in addition to his position as Chairman of the Board of Kickfire, he serves on the boards of privately held Accruent,  a leading provider of Real Estate Performance Management (RPM) solutions, as well as The Bay School of San Francisco, an independent, coeducational college preparatory high school located in the Presidio of San Francisco.  He holds a Bachelor’s Degree in Computer Science from the University of California at Berkeley.

George A. Hallenbeck

George A. Hallenbeck, 67, was a founder of the Company in June 1985 and has been a member of the Board of Directors since that time.  He served as Chairman of the Board of Directors from June 1985 until April 1, 2007.  Mr. Hallenbeck served as the Company’s Chief Executive Officer from June 1985 until December 1996; he resumed the position as Chief Executive Officer in October 1998 until December 2003.  In January 2004, Mr. Hallenbeck resigned as Chief Executive Officer and became the Company’s Chief Technology Officer, a position he held until September 2005.  Mr. Hallenbeck received a B.A. from the University of Colorado.

David J. Nicol

David J. Nicol, 63, became a member of the Board of Directors in March 2004. Currently a consultant in the IT services industry, Mr. Nicol also serves on several advisory boards. From December 2005 until December 2008, he served as Executive Vice President and Chief Financial Officer for Solutionary, a managed IT security services provider.  From 2001 to the end of 2003, he served as Senior Vice President, Product Management and Development for VeriSign Communications Services.  VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to its acquisition by VeriSign in 2001, Mr. Nicol held the same position at Illuminet from 1996 and its predecessor company ITN from 1994.  In those capacities, Mr. Nicol was responsible for product management, product development, application services support and business development. Prior to ITN, Mr. Nicol was Chief Operating Officer for International Micronet Systems, Inc. (1992-93), and Chief Operating Officer and Partner for iLAN, Inc (1990-92).  During 1984 through 1990, Mr. Nicol held various officer positions with Sprint Corporation, lastly serving as Corporate Vice President Planning.  Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology, and a Ph.D. from Case Western Reserve University.

Directors Continuing in Office until the 2010 Annual Meeting

Stephen K. Gartside, Jr.

Stephen K. Gartside, Jr., 43, became a member of the Board of Directors in January 2004, and was named Chairman of the Board of Directors on April 2, 2007. In March 2009, he assumed the position of President of Newton Running, a privately-held company specializing in the design of performance running shoes.  He held the positions of President and Chief Executive Officer of Evolving Systems from January 2004 until April 2007.  Mr. Gartside joined the Company in August 2001 as Vice President of Marketing and Corporate Business Development.  He was promoted to the position of Executive Vice President of Sales and Operations in January 2003.  Prior to Evolving Systems, from July 1998 through October 2000, Mr. Gartside served as Senior Vice President of Corporate Development of Terabeam Corporation, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics.  Prior to Terabeam, Mr. Gartside was the Regional Director, Communications Division, for Stratus Computers, where he had responsibility for sales of platform, OSS and Network Element solutions to carriers in the Western United States.  Mr. Gartside has also held a number of sales, marketing and sales management positions with NCR and AT&T Global Information Solutions.  In his eleven-year career with NCR and AT&T GIS, his focus was on selling solutions for the communications industry.  Mr. Gartside holds a B.B.A. in Marketing from the University of Texas and has pursued M.B.A. studies at the University of St. Thomas.

Philip M. Neches

Dr. Neches, 57, became a member of the Board of Directors in August 2005, when he was appointed by the Board of Directors of the Company to fill a vacancy on the Board.  Since July 2005, he has served as the Chairman of Foundation Ventures LLC, a New York City based investment bank serving information technology and life science companies.  Since September 1996, Dr. Neches has acted as an independent consultant, advisor and board member for a number of public and private information technology companies.  Prior to 1996, Dr. Neches served as Vice President and Group Technology Officer, Multimedia Products and Services Group, AT&T Corporation (1994-1996) and Senior Vice President and Chief Scientist at NCR Corporation (1989-1994).  Dr. Neches founded Teradata Corporation in July 1979, where he served as Vice President and Chief Scientist (1979-1988).  Teradata pioneered the application of parallel processing to commercial applications with hardware and software products that implement the world’s largest relational databases.  Dr. Neches currently serves on the Board of Trustees of the California Institute of Technology, sits on its Alumni Relations, Audit & Compliance, Business & Finance, Development, JPL, and Executive Committees, and chairs the Technology Transfer Committee and the Visiting Committee for the Division of Engineering and Applied Science.  Dr. Neches received his formal training at the California Institute of Technology, where he holds a B.S. (1973), M.S. (1977), and Ph.D. (1983) in Computer Science.

Richard R. Ramlall

Richard R. Ramlall, 53, became a member of the Board of Directors in March 2008.  Since March 2005 he has served as Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading broadband provider of video, data, and voice services to residential, business and commercial/carrier customers.  Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York-based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999 to March 2005.  From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic.  In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House.  Mr. Ramlall currently serves on the Alzheimer’s Association—National Capital Area Board of Directors, as well as on the Board of Directors of the TelecomHUB, a networking organization for Washington DC area senior telecom and industry-related professionals, and Gateway Communications Services, Inc., an advanced communications and IT solutions company.  Mr. Ramlall holds a B.S. in Business Administration and an M.G.A. (Technology Management) from the University of Maryland.

Directors Continuing in Office until the 2011 Annual Meeting

Thaddeus Dupper

Thaddeus Dupper, 52, was named President of the Company on January 1, 2007, and assumed the additional position of Chief Executive Officer on April 2, 2007.  He became a member of the Board of Directors in June 2007.  He joined the Company in February 2004 as Vice President of Sales and Business Development. In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing.  Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company.  Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics, from June 2000 until September 2002.  In addition, he served as Senior Vice President of Valued-Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a B.S. degree in Computer Information Systems from Manhattan College.

David S. Oros

David S. Oros, 49, joined the Company’s Board of Directors in March 2008.  Since 2006, Mr. Oros has served as Chairman of the Board of NexCen Brands, Inc. (NASDAQ: NEXC), a leading vertically integrated brand acquisition and management firm focused on brand management.  Mr. Oros is also Chairman of the Board of Surroundart, a full service fine arts company.  From 1996 until June 2006, Mr. Oros was the Chairman of the Board and CEO of Aether Systems, Inc., a leading provider of wireless and mobile data solutions for the transportation, fleet management and public safety industries. From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company. From 1992 until 1994, he was President of the Wireless

Data Group at Westinghouse Electric. Prior to that, from 1982 until 1992 Mr. Oros was at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.  Mr. Oros currently serves on the board of directors for the University of Maryland School of Nursing, Baltimore’s Port Discovery Children’s Museum, and on the board of trustees for the University of Maryland Baltimore Foundation, Inc.  Mr. Oros is also a managing partner for Global Domain Partners, LLC a managed futures company that uses advanced optimization modeling as a predictive tool for worldwide markets, currencies and commodities.

Steve B. Warnecke

Steve B. Warnecke, 52, joined the Company’s Board of Directors in March 2003.  In November 2008 he was named the Chief Financial Officer of Bacterin International, Inc., a privately-held company focused on biomaterials research and development and commercialization. From April 2002 to the present, he has served as CFO of The Children’s Hospital Foundation, a Colorado not-for-profit foundation.  Mr. Warnecke also serves as Chief Executive Officer of Children’s Partners Foundation and serves on the Board of Directors of the Cystic Fibrosis Foundation.  In 1983, Mr. Warnecke founded and he remains President of Children’s Business Partners, Inc., a venture capital company. In addition, from August 2001 through January 2002, Mr. Warnecke served as Senior Vice President—Strategic Planning for First Data Corp.’s Western Union subsidiary.  From August 1999 through June 2001 Mr. Warnecke served as Chief Financial Officer for Denver based Frontier Airlines.  Mr. Warnecke holds a B.B.A. from the University of Iowa and passed the C.P.A. exam in 1979.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Our Board of Directors provides management oversight, helps guide the Company on strategic planning, approves the Company’s operating budgets and meets regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings.  In addition to the quarterly meetings, typically there are at least one other regularly scheduled meeting and several special meetings each year.  At each quarterly Board meeting, time is set aside for the independent directors to meet without management present.  Our Board met 10 times during fiscal year 2008 and the Board acted by unanimous written consent 5 times. In fiscal year 2008 each director attended at least 75% of all Board meetings held after becoming a member of the Board.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Below is a table that provides membership and meeting information for each of the Board committees. In fiscal year 2008 each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name	Audit	Compensation	Governance & Nominating
Mr. Armstrong		X	X
Mr. Dupper
Mr. Gartside
Mr. Hallenbeck
Mr. Neches	X	X	X*
Mr. Nicol	X	X*
Mr. Oros
Mr. Ramlall
Mr. Warnecke	X*		X

Total meetings in fiscal year 2008	5	3	4

*                 Denotes Committee Chairperson as of December 31, 2008.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with our independent registered public accounting firm quarterly to discuss the results of the accountants’ quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants’ comments as to internal controls and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC) and reviews all financial press releases prior to release. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter, a copy of which is posted on the Company’s website, www.evolving.com, under “About Us — Corporate Governance.” The Audit Committee consists of Messrs. Neches, Nicol and Warnecke, all of whom are independent directors as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 10A(m)(3) and NASDAQ listing standards. The Board of Directors has determined that Mr. Warnecke is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. For more information concerning the Audit Committee see the “Report of the Audit Committee” contained in this proxy statement.

The Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and our other executive officers, to review and recommend an incentive compensation plan, approve grants of stock awards to employees and consultants under our stock incentive plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of Messrs. Armstrong, Neches and Nicol.

The Committee has delegated limited authority to Mr. Dupper to make stock option grants to eligible individuals who are not executive officers.  The delegation applies principally to awards to new employees and promotions.  The delegation does not cover grants made to executive officers.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (the individuals listed in the Summary Compensation Table on page 26), to consider appropriate compensation for our chief executive officer (“CEO”).  For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO.  Our CEO annually reviews each other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.  The Compensation Committee also annually analyzes our CEO’s performance and determines his base salary and incentive compensation and stock awards, based on its assessment of his performance.  Periodically, the Compensation Committee has engaged the services of an independent compensation consultant to assist the Committee in establishing compensation levels for executive officers.

The specific responsibilities and functions of the Compensation Committee are discussed in the Compensation Committee Charter, which is posted on our website, www.evolving.com, under “About Us — Corporate Governance.”

Governance and Nominating Committee.  The primary responsibilities of the Governance and Nominating Committee (the “Nominating Committee”) are to monitor corporate governance matters, to determine the slate of Director nominees for election to the Company’s Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors.

In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company’s directors to possess. These qualifications and qualities are as follows:

•                  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

•      Experience in reviewing, and the ability to understand, financial statements.

•      Experience in the operational and corporate governance aspects of running a public company.

•                  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

•                  The candidate’s independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by one of our customers or a competitor would not be eligible for our Board.

•                  The candidate’s contacts within the telecommunications industry, and/or within the finance and investment banking industry.

•      Experience with mergers and acquisitions.

•                  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

•                  A reputation, strength of character and business judgment befitting a director of a publicly held company.

Candidates for the Board should have some, but not necessarily all, of the above-described criteria. The Committee will also consider factors relating to the current composition of the Board, including, but not limited to, the diversity of the Board.

The process used by the Nominating Committee for identifying and evaluating nominees for directors is as follows:

•                  Nomination of an existing Board member whose term is expiring.  Each year prior to preparation of the proxy statement for the Annual Meeting, the Nominating Committee meets to determine whether any Board member whose term will expire at the upcoming Annual Meeting desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual’s attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company’s best interest to nominate an existing Board member whose term is expiring for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the proxy statement.

•                  Consideration of candidates proposed by stockholders.  The Nominating Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Company’s Secretary and providing the candidate’s name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, “Consideration of new candidates for the Board.” A stockholder proposal for inclusion in the proxy statement (and received in accordance with the procedures described in our Bylaws and our previous year’s proxy statement) will be included in the proxy statement in accordance with SEC regulations.

•                  Consideration of new candidates for the Board.  The Nominating Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Company’s Secretary. The Secretary will forward names and qualifications of proposed candidates to the Committee members. The Committee will review the materials to determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

The specific responsibilities and functions of the Nominating Committee are set forth in the Nominating Committee Charter. The Committee’s charter is posted on our website, www.evolving.com, under “About Us — Corporate Governance.” The current members of the Nominating Committee are Messrs. Armstrong, Neches and Warnecke.

DIRECTOR COMPENSATION

The 2008 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.  Annual compensation is pro-rated to dates of appointment and termination.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for Chairperson
Board of Directors	$20,000	$10,000
Audit Committee	$0	$5,000

In addition, we grant non-employee Directors stock options upon joining the Board of Directors (currently, 30,000 shares vesting one-third on the one-year anniversary date of appointment with the balance vesting quarterly over a 2 year period) and annually thereafter (typically, 10,000 shares, vesting quarterly over a 1 year period), with annual grants being made on the date of the annual stockholders’ meeting to Board members who have served at least 6 months.  In most cases, options are priced at the closing price for the Company’s stock on the date of the grant.  Occasionally, options may be approved for a grant date that is a few days later for administrative reasons, for example, to allow sufficient time to prepare grant documents and SEC Form 4 filings.  In December each year we typically grant non-employee Directors 5,000 shares of restricted stock, vesting quarterly over a one year period.  We expect to continue awarding stock options and restricted stock awards to our non-employee Directors consistent with prior practices.

We do not provide any deferred compensation, health or other personal benefits to our Directors.  We reimburse each Director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

2008 Director Compensation Table

The table below summarizes the compensation earned by non-employee Directors for the fiscal year ended December 31, 2008.

	(b)
	Fees Earned or
	Paid in	(c)	(d)	(e)
(a)	Cash	Stock Awards	Option Awards	Total
Name (1)	($)	($)(4)(5)	($)(6)(7)(8)	($)
Bruce W. Armstrong	$20,000	$11,237	$19,946	$51,183
Stephen K. Gartside, Jr. (2)	$60,000	$11,237	$35,711	$106,948
George A. Hallenbeck	$20,000	$11,237	$26,089	$57,326
Philip M. Neches	$20,000	$11,237	$36,802	$68,039
David J. Nicol	$20,000	$11,237	$26,089	$57,326
David S. Oros (3)	$15,000	$97	$11,949	$27,046
Richard R. Ramlall (3)	$15,000	$97	$11,949	$27,046
Steve B. Warnecke	$25,000	$11,237	$26,089	$62,326

(1) See the Summary Compensation Table on page 26 for information on compensation earned by Mr. Dupper during fiscal year 2008.

(2) During 2008, Mr. Gartside earned $50,000 in compensation as follows:  $20,000 (Board Compensation); $10,000 (Chairman of the Board); $20,000 consulting agreement (See Certain Relationships and Related Transactions on page 41). The additional $10,000 paid in 2008 was compensation earned in 2007, but not paid until January 2008.

(3) Messrs. Oros and Ramlall became members of the Board of Directors in March 2008.

(4) The amounts in column (c) relate to restricted stock granted under the Company’s 2007 Stock Incentive Plan.  The amounts reflect the compensation cost recognized by the Company during fiscal 2008 under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as FAS 123R).  See Note 7, “Share Based Compensation” of our consolidated financial statements included in our Form 10-K for the year ended December 31, 2008, filed with the SEC on March 11, 2009 for information on the assumptions made in the valuations.

(5) The grant date fair value of each restricted stock award granted in 2008, computed in accordance with FAS 123R is $3,900.  As of December 31, 2008, each director (other than Mr. Dupper) held 5,000 shares of restricted stock. See 2008 Grants of Plan-Based Awards table on page 28 for information concerning Mr. Dupper.

(6)  Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R.  As of December 31, 2008, each Director named above had the following number of options (vested and unvested) outstanding:  Bruce W. Armstrong:  30,000; Stephen K. Gartside, Jr.: 685,000; George A. Hallenbeck: 682,500; Philip M. Neches: 80,000; David J. Nicol: 100,000; David S. Oros: 30,000; Richard R. Ramlall: 30,000; and Steve B. Warnecke: 163,334.

(7)  The grant date fair value of stock options granted in 2008, computed in accordance with FAS 123R, is as follows:  David S. Oros: $47,580; Richard R. Ramlall: $47,580.  See 2008 Grants of Plan-Based Awards table on page 28 for information concerning Mr. Dupper.

(8)  Each of the Company’s non-employee Directors has been granted options which provide for acceleration of vesting of the number of options which would have vested over the 12-month period following the date on which a Change of Control occurs.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Evolving Systems, Inc., 9777 Pyramid Ct., Suite 100, Englewood, CO 80112 Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We encourage, but do not require, Board members to attend our Annual Meeting of Stockholders. At the 2008 Annual Stockholders’ Meeting, there were two (2) members of the Board present.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “About Us — Corporate Governance.”  On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  The Board also evaluates its performance annually.

The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the “Code of Conduct”), posted on our website, www.evolving.com, under “About Us — Corporate Governance.” We require all employees and Directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. We intend to disclose on our website, or on a Current Report on Form 8-K, any amendments to or waivers of the Code applicable to those of our senior officers to whom the Code applies within five business days following the date of such amendment or waiver.  We have also established a confidential hotline to answer employees’ ethics questions and report ethical concerns. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints we receive regarding accounting, internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Policies and Procedures for Approval of Related Person Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers or their immediate families may also be a director, executive officer or investor or have some other direct or indirect material interest.  We refer to these transactions as related person transactions.  Related person transactions have the potential to create actual or perceived conflicts of interest between Evolving Systems and its directors and officers or their immediate family members.

In March 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K.  The Nominating and Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS

With the exception of the anticipated post-reverse stock split share numbers and stock prices set forth in this Proposal No. 2, numbers set forth in this proxy statement do not reflect the effect of the proposed reverse stock split.

Our Board of Directors has adopted and is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-2, 1-for-3 or 1-for-4, as will be selected by our Board of Directors following stockholder approval and prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares is required to approve Proposal No. 2.

The form of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A. The amendment will effect a reverse stock split of our common stock at one of three ratios to be selected by our Board of Directors following stockholder approval. Our Board of Directors, in its discretion, may elect to effect any one (but not more than one) of the three reverse split ratios upon receipt of stockholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the reverse stock split. We believe that the availability of the three alternative reverse split ratios will provide the Company with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which of the three alternative reverse stock split ratios to implement, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•      the historical trading price and trading volume of our common stock;

•      the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock     split on the trading market for our common stock; and

•      prevailing general market and economic conditions.

To avoid the existence of fractional shares of our common stock, stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

At the close of business on April 13, 2009, we had 19,553,103 shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-3 reverse stock split, we would have approximately 6,517,701 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board of Directors. We do not expect the reverse stock split itself to have any dilutive effect (whether with respect to economics, voting power or otherwise) on our stockholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

Our Board of Directors believes that the reverse stock split could be beneficial for the following reasons:

•                  Increased, more attractive share price. The anticipated increase in our stock price resulting from the reverse stock split could return our stock price to a level that we believe may make our common stock more attractive to a broader range of  institutional investors and investment funds. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

•                  Increased earnings visibility. A decrease in our outstanding shares would result in increased visibility for our earnings per share and changes in our earnings per share. For example, if our weighted average number of shares outstanding was 19,500,000, each $3 million of net income would result in approximately $0.15 of earnings per share. For illustrative purposes only, if we implemented a 1-for-3 reverse stock split and reduced the weighted average number of shares outstanding to 6,500,000, each $3 million of net income would result in $0.45 of earnings per share.

•                  Reduced stockholder transaction costs. Many investors pay commissions based on the number of shares traded when they buy or sell our stock. If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower. In addition, stockholders who hold only a few shares of our stock may not have an economic way to sell their shares. To the extent these stockholders are left with fractional shares as a result of the reverse stock split, they would receive cash for their shares without incurring transaction costs.

Certain Risks Associated with the Reverse Stock Split

If the reverse stock split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our common stock may not improve.

While we believe that a higher stock price may help generate investor interest in our common stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split.  The market price of our common stock is also based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The reverse stock split may reduce the liquidity of our stock.

Following the reverse stock split, our outstanding shares will be reduced, which may lead to reduced trading in our common stock.

Our total market capitalization immediately after the proposed reverse stock split may be lower than immediately before the proposed reverse stock split.

Reducing the number of outstanding shares of our common stock is intended, absent other factors, to increase the per share market price of our common stock. There are, however, numerous factors and contingencies that could affect our stock price following the proposed reverse stock split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, including an increase in the market price of our common stock, or that the market price of our common stock will not decrease in the future.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater brokerage commissions or other transaction costs per share to sell, than shares in “board lots” or “round lots” of even multiples of 100 shares.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors. Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on NASDAQ.  Our common stock will continue to trade on the NASDAQ Capital Market under the symbol “EVOL” (although NASDAQ will append the letter “D” to the end of our trading symbol for a period of 20 trading days from the effective date of the reverse stock split to indicate that the reverse stock split has occurred).

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock.

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of a Certificate of Amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State. It is expected that such filing will take place promptly following the Annual Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the reverse stock split.

Effect on Authorized Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 42,000,000 shares, comprised of 40,000,000 shares of common stock, of which 19,553,103 shares were issued and outstanding as of April 13, 2009, and 2,000,000 shares of preferred stock, of which no shares were issued and outstanding as of April 13, 2009.  The reverse stock split will not impact the total authorized number of shares of common or preferred stock.  At this time, we are not seeking to reduce the total number of authorized shares of common or preferred stock.  Therefore, because the number of issued and outstanding shares of common stock would decrease after the reverse stock split, the number of shares available for issuance after the reverse stock split will effectively increase.  These additional authorized shares of common stock would be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.  We believe that the availability of the additional authorized shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment.  Future issuances would likely have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.  The additional authorized shares of common stock could be issued in the event that our stockholder rights agreement between us and American Stock Transfer & Trust Company LLC dated March 4, 2009 is triggered.  Although the additional authorized shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Effect on Evolving Systems’ Stock Plans

As of April 13, 2009, we had approximately 4,715,000 shares subject to stock options and 164,847 shares of unvested restricted stock outstanding under our stock incentive plans, as well as 200,553 shares remaining in our Employee Stock Purchase Plan. Under our Employee Stock Purchase Plan, our 1996 Stock Option Plan, the James E. King Equity Incentive Plan, and our 2007 Stock Incentive Plan (collectively, the “Stock Plans”), the Compensation Committee of our Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Should the reverse stock split be effected, the Compensation Committee of our Board of Directors has approved proportionate adjustments to the number of shares outstanding and available for issuance under the Stock Plans and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the Stock Plans.  The Compensation Committee will determine the treatment of fractional shares under the Stock Plans.

Accordingly, if the reverse stock split is approved by our stockholders, upon the filing of an amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the Stock Plans will be proportionately adjusted using the split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Compensation Committee). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical or conforming changes to our Stock Plans. For example, if a 1-for-3 reverse stock split is effected, the 624,313 shares that remain available for issuance under the Stock Plans as of April 13, 2009, would be adjusted to 208,104 shares, subject to increase as and when awards made under such Stock Plans expire or are forfeited and are returned per the terms of such Stock Plans. In addition, the exercise price per share under each stock option would be increased by 3 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of common stock, exercisable at $2.00 per share, would be adjusted as a result of a 1-for-3 split ratio into an option exercisable for 1,000 shares of common stock at an exercise price of $6.00 per share.

Effect on Rights Plan

Pursuant to the Stockholder Rights Plan, each outstanding share of our common stock issued between March 16, 2009 and the distribution date (as described in the Stockholder Rights Plan) is coupled with a stockholder right.  Each right entitles the holder to purchase one one-hundredth of a share of our Series C Junior Participating Preferred Stock in the event an Acquiring Person (as defined in the Stockholder Rights Plan) acquires beneficial ownership of 22.5% or more of the issued and outstanding shares of our common stock.  Each one one-hundredth of a share of Series C Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of our common stock.  Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at shareholder meetings.  The description and terms of the rights are set forth in the Stockholder Rights Plan.  The Stockholder Rights Plan contains adjustment provisions in case of a reverse stock split and the rights that would be issued pursuant to the Stockholder Rights Plan will be adjusted to reflect the reverse stock split, if any, at the ratio determined by the Board.

Effect on Par Value

The proposed amendments to our Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $.001, or the par value of our preferred stock, which will also remain at $.001.

Reduction in Stated Capital

As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split.

Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old certificate(s) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split. Stockholders of record upon the Effective Time will be furnished with the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering old certificate(s) in exchange for new certificate(s). No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered to our transfer agent. Stockholders should not destroy any stock certificates.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW.  YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any old certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such old certificate(s) had been issued a new certificate registered in the name of such person.

Until surrendered as contemplated herein, a stockholder’s old certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the reverse stock split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any stockholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by our Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. Evolving Systems will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be fractional shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this Proposal No. 2, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to holders of our common stock that hold such stock as a capital asset for federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes) and their partners or members; (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold our common stock should consult their own tax advisors regarding the tax consequences to them of the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) of shares of our common stock that is not a U.S. Holder.

U.S. Holders

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. A U.S. Holder may be subject to information reporting and document retention requirements applicable to recapitalizations under Treasury regulation section 1.368-3.  U.S. Holders should discuss these potential requirements with their tax advisors.

A U.S. Holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time.

Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Non-U.S. Holders who exchange shares of our common stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under “U.S. Holders,” except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our common stock generally should not be subject to U.S. federal income or withholding tax unless:

•                  the Non-U.S. Holder is an individual who holds our common stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

•                  the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the U.S.); or

•                  we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Time, or the period that the Non-U.S. Holder held the shares of our common stock.

We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on their gain (including gain from the sale of shares of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of common stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE EVOLVING SYSTEMS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF THREE REVERSE SPLIT RATIOS, 1-FOR-2, 1-FOR-3 OR 1-FOR-4, AS WILL BE SELECTED BY OUR BOARD OF DIRECTORS.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of Board of Directors

The ratification of Grant Thornton LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3, RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Fees Billed by Independent Registered Public Accounting Firms

The following table sets forth information regarding fees for services rendered by Grant Thornton LLP related to the fiscal years ended December 31, 2007 and December 31, 2008:

Types of Fees	Fees 2008	Fees 2007
Audit Fees	$243,343	$250,224	(1)
Tax Fees	$5,757	$6,000
Total Fees	$249,100	$256,224

(1) Includes fees for statutory audits of our UK and Indian subsidiaries

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform such as the review of our interim consolidated financial statements included in our Form 10-Q filings, consents and assistance with and review of documents filed with the SEC.

Tax Fees were for services related to certain tax compliance at our foreign subsidiaries and transfer pricing at our Indian subsidiary, including the preparation of tax returns, tax planning and advice.

The Audit Committee has considered the nature of all non-audit services and believes that such services are compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial & Administrative Officer. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial & Administrative Officer. All of the services provided by the independent registered public accounting firm in 2007 and 2008 were pre-approved by the Audit Committee.

The Audit Committee, with the ratification of the stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2008. Our Audit Committee entered into an engagement agreement with Grant Thornton LLP which sets forth the terms by which Grant Thornton LLP performed audit services for the Company.  That agreement is subject to alternative dispute resolution procedures.

MANAGEMENT

As of April 13, 2009, the Company’s executive officers are as follows:

Name	Age	Position
Thaddeus Dupper	52	Chief Executive Officer and President
Brian R. Ervine	47	Executive Vice President, Chief Financial & Administrative Officer, Treasurer and Assistant Secretary
Anita T. Moseley	57	Sr. Vice President, General Counsel and Secretary
Stuart Cochran	39	Chief Technology Officer
James King	36	Vice President, Worldwide Sales and Marketing

Thaddeus Dupper.  For biographical information on Mr. Dupper, please see Proposal No. 1, “Election of Directors.”

Brian R. Ervine joined the Company in January 2002 as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. In January 2005 he was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer. He came to the Company from Brain Ranger, a content management software developer, where he was Chief Financial Officer and responsible for all financial and business planning activities and day-to-day operations from February 2001 to January 2002. Prior to Brain Ranger, Mr. Ervine was Executive Vice President, Chief Financial Officer and Treasurer for Convergent Communications, a provider of voice communication systems, and managed the finance and treasury operations from December 1999 to December 2000. He joined Convergent Communications from Metapath Software International, a global provider of enterprise-wide wireless software and services, where he was Vice President of Finance and managed the worldwide financial operations in 9 countries from December 1995 to December 1999. Previous to then, Mr. Ervine was Vice President and Chief Financial Officer of PC ServiceSource, Inc., Assistant Controller for CompuCon Systems, Inc. and Audit Senior Manager at KPMG Peat Marwick, LLP. Mr. Ervine received a B.B.A. in Accounting from the University of Texas at Austin (1984) and is a Certified Public Accountant.

Anita T. Moseley joined the Company in May 1994 as corporate counsel of the Company and held that position until June 1997 when she assumed the positions of Vice President, General Counsel and Secretary of the Company.  In June 2000 she was promoted to Senior Vice President. Between September 1991 and May 1994, she held counsel positions with the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Prior to that time, Ms. Moseley was a partner in the Salt Lake City law firm of Prince, Yeates and Geldzahler. Ms. Moseley holds a B.A. degree in Political Science (Phi Beta Kappa, Summa Cum Laude) from Syracuse University and a J.D. from the University of Utah.

Stuart Cochran joined the Company as a Vice President of the Activation Market Unit in November 2004 when the Company acquired Tertio Telecoms Limited (now known as Evolving Systems Limited).  In April 2005, he also assumed responsibility for the Company’s Mediation Market Unit. In July 2005, he became an executive officer of the Company and in September 2007, he was named Chief Technology Officer. Mr. Cochran joined Tertio Telecoms in August 1994 and held a number of technical, pre-sales and product management positions until July 2000 when he was appointed Director of Product Strategy and Management, reporting to the company’s chief executive officer and sitting on the management team. In January 2003, Mr. Cochran became the Director of Product Management, Development and Marketing, a position he held at the time of the Tertio Telecoms acquisition. Mr. Cochran has an MSc degree in Computing and Computer Modeling of Optoelectronic Devices and Systems and a BSc (Honours) degree in Theoretical Physics.

James King joined the Company in March 2007 as Vice President, Worldwide Sales and Marketing.  He became an executive officer of the Company in March 2008.  He came to the Company from SmartTrust, a market leader in mobile device and OTA SIM management, where he was the General Manager for Europe, the Middle East and Africa from December 2003 to March 2007 and was responsible for all aspects of sales, delivery and strategy across more than 40 countries and 50 mobile carrier customers.  From July 2001 to October 2003 Mr. King was a global accounts director for the mobile location-based services division of MapInfo Corporation. Prior to that time, Mr. King held positions with Eqos Ltd. and Toshiba’s Information Systems Division.  Mr. King holds a BSc (Honours) in Surveying Science from the University of Newcastle upon Tyne and has a postgraduate qualification in marketing undertaken at Nottingham Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practice

We designed the compensation program for our named executive officers to:

•                  Attract and retain talented and productive executives;

•                  Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation;

•                  Align the interests of executive officers with our stockholders by putting a significant portion of total compensation at risk, tied to quarterly and annual revenue and/or EBITDA targets established by the Board; and

•                  Motivate executives to achieve the business goals set by the Company and reward executives for achieving such goals.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other software companies.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (the individuals listed in the Summary Compensation Table on page 26), to consider appropriate compensation for our chief executive officer (“CEO”).  For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO.  Our CEO annually reviews each other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.  The Compensation Committee also annually analyzes our CEO’s performance and determines and approves his base salary and incentive compensation and stock awards.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary, performance-based incentive compensation determined primarily by reference to objective financial operating criteria, long-term equity compensation in the form of stock options and restricted stock and employee benefits that are generally available to all our employees, plus additional life and disability insurance benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  It is our policy to set base salary levels competitively with corporations in the software industry, taking into account a number of factors, such as annual revenue, the nature of the software businesses, the structure of other companies’

compensation programs and the availability of compensation information.  When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual’s breadth of knowledge, performance and levels of responsibility.   In evaluating salaries for 2008, the Compensation Committee purchased a comprehensive software industry executive compensation survey covering 104 companies in the software industry prepared by Presidio Pay Advisors, Inc.  The survey did not provide specific compensation information for each company in the survey and our Compensation Committee did not engage additional consultants to assist with compensation comparisons with individual companies which might be considered in our peer group. During the review of base salaries for executives, the Compensation Committee considered the data contained in the survey as well as the individual performance of the executive against goals and objectives set by the Compensation Committee, in the case of the CEO, and by the CEO, in the case of the other executive officers.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job description responsibility.  Merit based increases to salaries are based on the Compensation Committee’s assessment of the individual’s performance.

For executive officers as a group, there were no increases in base salaries for 2008.  There were also no increases made in base salaries for 2009.  The Compensation Committee made these decisions primarily in response to general economic conditions.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. In 2008, on an annual basis, the potential incentive compensation percentages ranged from 25% of the executive’s base salary to 75% (as specifically noted in the “Grants of Plan Based Awards” table below), with the opportunity to receive up to 150% of the targeted incentive compensation if certain “stretch” Company performance targets were attained.  These Company performance targets also serve as the basis for incentive compensation paid to non-executive officers, and certain managers and non-commissioned employees, to assure that all employees are motivated toward the same corporate financial goals.

Each year the Compensation Committee determines the appropriate performance measurement criteria that it believes best align with the Company’s goals for the year. For fiscal 2008, to focus executive and non-executive employees principally on growing the Company’s revenue, the Compensation Committee determined that payment of incentive compensation should be based upon attainment of year-over-year quarterly revenue growth.  The Compensation Committee also believed it was important that we  achieve annual profitability so an annual earnings target before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions — what we refer to as Adjusted EBITDA, was also adopted.  Finally, the CEO had the ability to earn an additional $20,000 if the Company’s revenue exceeded $39,600,000.  We did not achieve this revenue target.

We achieved year-over-year quarterly revenue growth in the first, second and fourth quarters of 2008 which resulted in payouts of 78.7%, 57.3% and 106.1% , respectively, of the 100% incentive compensation amount.   In the third quarter we did not pay any incentive compensation because we did not grow revenue year-over-year.  The annual profitability measure, Adjusted EBITDA, up 34% from the minimum threshold of $5.2 million to $7.0 million, paid out at a 150% attainment.  Each financial measurement was eligible for 20% of the executive’s annual incentive compensation amount.  In aggregate, the percentage attainment for 2008 was 78.4%.

For 2009, the Compensation Committee has determined that payment of incentive compensation should be based upon attainment of quarterly and annual revenue and Adjusted EBITDA targets, as well as an annual target for revenue for the Company’s Dynamic SIM Allocation product.

We are providing information relating to compensation targets for 2008, but because the Company does not give quarterly earnings guidance, we believe it would be harmful to the Company to disclose the specific targets used by the Compensation Committee as the basis for incentive compensation for 2009 prior to our announcement of our quarterly and annual results.  In general, we set targeted levels of performance at the threshold range at a difficult, but attainable level, with performance required to qualify for payouts above the target range as being extremely difficult to achieve.   Further, disclosure of 2009 targets is not material information necessary to understand our 2008 compensation policies and decisions.  See footnote (4) to our “Summary Compensation Table” for additional information regarding percentage of target levels achieved for 2006, 2007 and 2008.

The Compensation Committee’s policy with respect to the adjustment or recovery of compensation in the event of a material change in our financial statements requiring an accounting restatement is to retain discretion over all pay elements and reserve the right to reduce or forego future compensation based on any required restatement or adjustment.  The Compensation Committee intends to review its policies with respect to such adjustment or recovery of compensation on an ongoing basis as part of its annual review.

Long-Term Incentive Compensation — Equity Compensation

Historically, our executive officers have been eligible for stock awards.  We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company.

In 1996 we adopted our Stock Option Plan in order to provide equity based performance incentives to our employees. Our 1996 Stock Option Plan expired in January 2006.  In June 2007 our stockholders approved our 2007 Stock Incentive Plan.  The Compensation Committee believes that having a stock incentive plan assists us in attracting, retaining and motivating officers and other employees, as well as qualified directors.  Under our previous Stock Option Plan, we granted only stock options; under our 2007 Stock Incentive Plan, we have granted options as well as restricted stock. Grants are designed to align the interests of the executives with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and one year for non-employee directors) encourages a long-term commitment to the Company by our executive officers and other awardees. The size of the equity grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but we also take into account the individual’s potential for future responsibility and promotion over the vesting period, and the individual’s performance in recent periods. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded options to executives upon joining the Company and thereafter annual grants have been made in December or January in conjunction with annual compensation adjustments. On occasion, we also make grants upon the occurrence of an event, such as the acquisition of Tertio Telecoms Limited in 2004. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company.  Occasionally, for administrative reasons, options may be approved with a grant date that is a few days later to allow Company personnel to prepare necessary documentation, in particular, SEC filings on Forms 4.  Beginning in 2007, we also grant restricted stock to members of the Board of Directors, executive officers, and a limited number of non-executive officers.

The majority of the options granted vest at a rate of 25% per year over the first four years of a ten-year option term.  Restricted stock awards also vest quarterly over a four-year period. Vesting rights cease upon termination of employment, and exercise rights generally terminate within three months of termination of employment, subject to longer exercise periods in the case of disability or death and certain changes of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.  Recipients of restricted stock, on the other hand, have voting rights and the rights to receive dividends or dividend equivalents during the vesting period.

We do not have a formal written policy relating to the timing of option grants and we do not limit option grants to any trading windows.  However, there is no relationship between the timing of our equity award grants and our release of material, non-public information.  The options are granted with an exercise price equal to the closing price for the Company’s stock on the date of grant.  Under certain limited circumstances (non-executive employee grants below 25,000 shares per grant), the Compensation Committee has authorized the CEO to award stock options, for example, when a new employee is hired, or when an employee is promoted.  These option awards are made pursuant to forms signed by the CEO, the General Counsel and the Director of Human Resources, and are periodically reported to the Board.  All other equity awards have been made by the Compensation Committee or the Board of Directors.

We do not require that our executive officers or directors own stock in the Company; however, each executive officer and director owns stock in varying amounts.

Retirement and Other Benefits

All employees in the United States, who are at least twenty-one years of age and who have worked for the Company for a period of thirty (30) days are eligible to participate in the Company’s 401(k) plan. This plan is intended to be a tax-qualified retirement savings plan to which eligible U.S.-based employees, including the named executive officers, are able to contribute an amount equal to their annual compensation or the limits prescribed by the Internal Revenue Service. All employee contributions to the 401(k) plan are fully vested upon contribution. The Company matches contributions on a discretionary basis, depending upon availability of funds. Historically, the annual matching contribution has been 2% to 3% of the employee’s eligible compensation. Company matching contributions vest over a three-year period.

Employees of the Company’s subsidiaries outside of the United States are eligible for separate retirement benefits in accordance with local law. Two of the Company’s named executive officers, Mr. Cochran and Mr. King, are employees of the Company’s London-based subsidiary and participate in its retirement plan. This plan is a defined contribution plan, similar to the U.S. 401(k) plan. The Company makes a mandatory five percent (5%) matching contribution to this plan annually.

Stock Purchase Plan

The Company maintains an employee stock purchase plan (the “Purchase Plan”). Generally, any employee, including each named executive officer, who is customarily employed at least 20 hours per week and five (5) months per calendar year by the Company (or by any parent or subsidiary of the Company) on the first day of an offering is eligible to participate. Offerings occur quarterly.

No employee may accrue the right to purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year. Rights granted under the Purchase Plan are not transferable and may be exercised only by the employee to whom such rights are granted.

Employees are eligible to participate in the first offering commencing after the date they are employed by the Company or an affiliate of the Company. Employees who participate in an offering may have up to 15% of their compensation withheld pursuant to the Purchase Plan and applied at the end of each offering period to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the purchase date. Employees may end their participation in the offering at any time prior to the end of the offering and participation ends automatically upon termination of employment with the Company.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. For U.S.-based employees, no income will be taxable to a participant until disposition of the acquired shares, or until the participant’s death while holding the acquired shares, and the amount of taxation will depend upon the holding period of the acquired shares. Employees located outside of the United States may be subject to different tax treatment based upon local tax laws.

Life Insurance and Disability Insurance

The Company provides executive officers with $300,000 in life insurance coverage over and above what is provided to non-executive employees under Company-sponsored life insurance benefits.  The Company pays the premiums on these policies, but the amount of premiums attributable to coverage greater than $50,000 is taxable to the executive.

For U.S.-based executives, the Company also makes available additional long-term disability benefits over and above what is provided to non-executive employees. The regular benefit for U.S.-based employees provides a benefit at the rate of 66-2/3% of an employee’s base pay, with a monthly benefit cap of $5,667.  The additional-long term disability benefit provides the lesser of $6,000 a month or the difference between 66-2/3% of an executive officer’s monthly base salary and the benefit provided under the regular benefit. (For example, if an executive’s monthly base salary is $15,000, the additional long-term disability benefit will provide $4,334, the difference between the regular benefit ($5,667) and 66-2/3% of his or her base salary.)  This additional benefit is payable until age 65. The executive is responsible for paying the premiums on this policy, but if he or she elects this benefit, the Company reimburses the executive for the amount of the premiums and the taxes attributable to those premiums (“tax gross-up”).

Perquisites and Other Personal Benefits

Our U.K.-based executive officers receive car allowances, and we allow our executive officers to upgrade to business class on certain international flights for business purposes. Except for these benefits, and as noted above relating to life and disability insurance benefits, we do not provide additional perquisites and other personal benefits to our executive officers.

Indemnification Agreements

We have entered into an indemnification agreement with each of our named executive officers and members of our Board of Directors. Information regarding those agreements is provided under the heading “Certain Relationships and Related Transactions” on page 41.

Employment and Severance Agreements

The executive officers each have severance provisions in their compensation agreements providing for payments to the executive upon termination of employment, subject to certain limitations. Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of

Control” on page 31.  All U.S.-based executive officers are employed “at-will” and do not have employment contracts, although the Company has entered into compensation agreements with each of the named executive officers describing compensation and certain provisions that apply in the case of termination of employment.  Consistent with local practice, the Company’s London-based subsidiary has entered into employment contracts with Mr. Cochran and Mr. King.

Change of Control Agreements

We have entered into a Change of Control Agreement with each of our named executive officers. In our experience, change of control agreements for executive officers are common among our peer group and our Board of Directors and Compensation Committee believe that providing these agreements to our named executive officers will protect stockholders’ interests in the event of a change of control by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive’s own employment. Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 31.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effect of Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based compensation payments including its stock option program and its stock purchase program in accordance with the requirements of Statement of Financial Standards No. 123R, “Share-Based Payment (FAS 123R).”  FAS 123R sets forth accounting requirements for “share-based” compensation and requires companies to recognize in their income statements the grant-date fair value of stock options and other equity-based compensation.

Compensation of Chief Executive Officer

In 2008, Mr. Dupper’s base salary was $260,000 and his incentive compensation percentage was 75% of his base salary with the potential to earn an additional $20,000 in incentive compensation if the Company achieved annual revenue of $39,600,000.  (We did not achieve that target.)  Mr. Dupper was awarded 20,000 shares of restricted stock, vesting in equal quarterly increments over a four year period.  He also received options to purchase 110,000 shares of the Company’s common stock, at a purchase price of $0.78 per share.  A portion of the options (60,000 shares) vest in equal quarterly increments over a one-year period.  The balance vest in equal quarterly increments over a four (4) year period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

David J. Nicol, Chairman

Bruce W. Armstrong

Philip M. Neches

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Armstrong, Neches and Nicol served as members of the Compensation Committee of the Board of Directors during fiscal 2008.  Mr. Armstrong became a member of the Committee in June 2007; Mr. Neches in November 2005 and Mr. Nicol in March 2004.  None of the members of the Compensation Committee was, at any time during fiscal 2008, nor at any other time, officers or employees of the Company.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006.

							(g)
					(e)	(f)	Non-Equity	(h)
			(d)		Stock	Option	Incentive Plan	All Other
(a)		(c)	Bonus		Awards	Awards	Compensation	Compensation		(i)
Name and	(b)	Salary	($)		($)	($)	($)	($)		Total
Principal Position	Year	($)	(1)		(2)	(3)	(4)	(5)		($)

Thaddeus Dupper
President and	2008	$260,000	$0		$38,874	$115,066	$153,132	$11,680		$578,752
Chief Executive	2007	$260,000	$0		$1,378	$59,598	$114,744	$9,330		$445,050
Officer	2006	$229,500	$0		$0	$50,410	$10,465	$58,787	(6)	$349,162

Brian R. Ervine
Executive Vice
President, Chief
Financial &	2008	$260,000	$0		$6,011	$48,943	$122,506	$12,114		$449,574
Administrative	2007	$260,000	$0		$212	$36,347	$68,847	$9,764		$375,170
Officer, Treasurer	2006	$255,000	$0		$0	$44,540	$11,628	$9,291		$320,459

Anita T. Moseley
Sr. Vice President,	2008	$239,200	$0		$4,508	$37,610	$93,921	$12,790		$388,029
General Counsel,	2007	$239,200	$0		$159	$33,262	$52,782	$10,440		$335,843
Secretary	2006	$234,600	$0		$0	$43,559	$8,915	$10,053		$297,127

Stuart Cochran	2008	$175,720	$0		$4,508	$47,042	$68,906	$21,258		$317,434
Chief Technology	2007	$240,039	$0		$159	$30,133	$52,968	$17,747		$341,046
Officer (7)	2006	$230,782	$72,242	(8)	$0	$23,770	$7,016	$11,539		$345,349

James King
Vice President,
Worldwide Sales &	2008	$175,428	$0		$3,006	$41,048	$34,396	$185,715		$439,593
Marketing (9)	2007	$173,585	$0		$106	$29,278	$26,046	$162,083		$391,098

(1)  Other than Mr. Cochran in 2006, the named executive officers did not receive payments which would be characterized as “Bonus” payments.

(2)  The amounts in column (e) relate to restricted stock granted under the Company’s 2007 Stock Incentive Plan during fiscal years 2008 and 2007.  The amounts are valued based on the compensation cost recognized by the Company during fiscal 2008 and 2007 under FAS 123R.  For further information on these awards, see the Grants of Plan-Based Awards table on page 28 of this proxy statement and Note 7, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2008, filed with the SEC on March 11, 2009.

(3)  The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 in accordance with FAS 123R of awards granted pursuant to the Company’s 1996 Stock Option Plan and the 2007 Stock Incentive Plan. Assumptions used in the calculation of this amount are included in Note 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2009.

(4)  The amounts shown in column (g) represent incentive compensation earned for 2006, 2007 and 2008, some of which was paid in the subsequent calendar year. The Company achieved incentive compensation targets established by the Compensation Committee as follows:  In 2006:  We did not achieve incentive compensation targets for the first, second or third quarters, or the annual target for 2006; we achieved 38% of the incentive compensation target for the fourth quarter of 2006.  In 2007:  first quarter: 4%; second quarter: 54%; third quarter: 66%; fourth quarter: 47% and full year: 49%. In 2008:  first quarter: 78.7%; second quarter: 57.3%; third quarter: 0%; fourth quarter: 106.1% and full year: 150%.

(5)  Column (h) reflects amounts paid for each named executive officer as follows:

		Retirement Plan		Disability
		Matching	Life Insurance	Insurance
Named Executive Officer (U.S.-based)		Contributions	Premiums	Premiums	Tax Gross-Ups

Thaddeus Dupper	2008	$6,750	$407	$2,665	$1,858
	2007	$4,400	$407	$2,665	$1,858
	2006	$4,200	$407	$2,665	$1,451

Brian R. Ervine	2008	$6,750	$272	$3,000	$2,092
	2007	$4,400	$272	$3,000	$2,092
	2006	$4,200	$272	$3,000	$1,819

Anita T. Moseley	2008	$6,750	$380	$3,335	$2,325
	2007	$4,400	$380	$3,335	$2,325
	2006	$4,200	$380	$3,335	$2,138

		Retirement Plan
		Matching	Life Insurance
Named Executive Officer (U.K.-based)		Contributions	Premiums	Commissions	Car Allowance

Stuart Cochran	2008	$8,786	$192	$0	$12,280
	2007	$12,002	$153	$0	$5,592
	2006	$11,539	$0	$0	$0

James King	2008	$8,771	$314	$164,350	$12,280
	2007	$8,987	$250	$140,710	$12,136

(6)  Amount includes $50,064 in commissions earned by Mr. Dupper as Executive Vice President of World Wide Sales and Marketing.

(7)  Mr. Cochran resides in the United Kingdom and is paid in Pounds Sterling (“GBP”).  The amounts reported for each year for Mr. Cochran are based upon the following exchange rates:  December 31, 2006: an exchange rate of 1.95910 USD: 1 GBP; December 31, 2007, an exchange rate of 1.997 USD : 1 GBP; December 31, 2008, an exchange rate of 1.4619 USD : 1 GBP.

(8)  Mr. Cochran was an employee of Tertio Telecoms Limited, acquired by the Company in November 2004.  In conjunction with the acquisition, to induce Mr. Cochran to remain with the Company, the Company agreed to pay Mr. Cochran a retention bonus.  The bonus was paid in January 2006.

(9)  Mr. King joined the Company on March 12, 2007.  He resides in the United Kingdom and is paid in GBP.  The amounts reported for Mr. King each year are based upon the following exchange rates:  December 31, 2007, an exchange rate of 1.997 USD : 1 GBP; December 31, 2008, an exchange rate of 1.4619 USD : 1 GBP.

2008 GRANTS OF PLAN-BASED AWARDS

Estimated future payouts under
non-equity incentive plan awards

						(g)
(a) Name	(b) Grant Date	(c) Threshold ($)	(d) Target ($) (1)	(e) Maximum ($)	(f) All other stock awards; Number of shares of stock (#)	All other option awards: number of securities underlying options (#)	(h) Exercise price of option awards ($/share)	(i) Grant date fair value of stock and option awards ($)(2)

Thaddeus Dupper (3)	12/23/2008	$1.00	$195,000	$292,500	20,000	110,000	$0.78	$65,100

Brian R. Ervine (4)	12/23/2008	$1.00	$156,000	$234,000	10,000	27,500	$0.78	$23,131

Anita T. Moseley (5)	12/23/2008	$1.00	$119,600	$179,400	7,500	22,500	$0.78	$18,394

Stuart Cochran (6)	12/23/2008	$1.00	$87,860	$131,790	7,500	22,500	$0.78	$18,394

James King (7)	12/23/2008	$1.00	$47,434	$65,786	5,000	10,000	$0.78	$9,475

(1)  Columns (c) (d) and (e) reflect the amounts that would have been earned by the named executive officers had we achieved our 2008 performance objectives established by the Compensation Committee (see “Compensation Discussion and Analysis” discussion on page 21).   Target amounts shown in column (d) would have been earned if we achieved 100% of our revenue objectives; and the Maximum amount (150% of the Target amount) would have been earned if we achieved 150% or more of our revenue objectives.

(2)  The grant date fair value of each equity award is computed in accordance with FAS 123R.  All equity awards granted in 2008 were made under the Company’s 2007 Stock Incentive Plan.  For administrative reasons, the options which were approved by the Compensation Committee at a meeting held on December 19, 2008 were granted on December 23, 2008.  The closing price for our stock on both dates was $0.78.

(3)  Mr. Dupper’s 2008 compensation plan provided for target incentive pay equal to 75% of his base salary.

(4)  Mr. Ervine’s 2008 compensation plan provided for target incentive pay equal to 60% of his base salary.

(5)  Ms. Moseley’s 2008 compensation plan provided for target incentive pay equal to 50% of her base salary.

(6)  Mr. Cochran’s 2008 compensation plan provided for target incentive pay equal to 50% of his base salary.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.4619 USD : 1 GBP, determined as of December 31, 2008.

(7)  Mr. King’s 2008 compensation plan provided for target incentive pay equal to 25% of his base salary.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.4619 USD : 1 GBP, determined as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards (1)					Stock Awards (2)
	(b)	(c)				(f)
	Number of	Number of				Number of	(g)
	Securities	Securities				shares of	Market value
	Underlying	Underlying		(d)	(e)	stock that	of shares of
	Unexercised	Unexercised		Option	Option	have not	stock that have
(a)	Options	Options		Exercise Price	Expiration	vested	not vested
Name	(#) Exercisable	(#) Unexercisable		($/share)	Date	(#)	($)(3)

Thaddeus Dupper	—	50,000		$0.78	12/22/2018	20,000	$16,000
	—	60,000	(4)	$0.78	12/22/2018
	40,624	121,876		$2.32	12/17/2017	48,750	$39,000
	75,000	25,000		$2.15	12/27/2015
	40,000	—		$4.64	11/1/2014
	25,000	—		$4.44	5/5/2014
	100,000	—		$8.80	2/22/2014

Brian R. Ervine	—	27,500		$0.78	12/22/2018	10,000	$8,000
	6,875	20,625		$2.32	12/17/2017	7,500	$6,000
	75,000	25,000		$2.15	12/27/2015
	40,000	—		$4.64	11/1/2014
	45,000	—		$11.78	1/4/2014
	100,000	—		$0.95	1/5/2013
	25,000	—		$0.75	2/27/2012
	118,000	—		$1.32	1/6/2012

Anita T. Moseley	—	22,500		$0.78	12/22/2018	7,500	$6,000
	5,625	16,875		$2.32	12/17/2017	5,625	$4,500
	56,250	18,750		$2.15	12/27/2015
	25,000	—		$4.64	11/1/2014
	20,000	—		$11.78	1/4/2014
	60,000	—		$2.93	4/6/2013
	24,750	—		$0.75	2/27/2012
	52,350	—		$0.58	12/4/2011
	50,000	—		$2.85	1/2/2011
	19,792	—		$2.85	7/27/2010
	25,000	—		$2.85	5/24/2010
	25,000	—		$2.85	10/26/2009

Stuart Cochran	—	22,500		$0.78	12/22/2018	7,500	$6,000
	5,625	16,875		$2.32	12/17/2017	5,625	$4,500
	7,812	17,188		$1.81	9/3/2017
	56,250	18,750		$2.15	12/27/2015
	75,000	—		$4.64	11/1/2014

James King	—	10,000		$0.78	12/22/2018	5,000	$4,000
	2,500	7,500		$2.32	12/17/2017	3,750	$3,000
	43,750	56,250	(5)	$1.72	3/11/2017

(1)        Options were granted ten years prior to the option expiration date.  Options other than those with an exercise price equal to or greater than $4.64 per share, or as otherwise noted in a separate footnote below, vest at a rate of 25% per year over the first four years of the ten-year option term, and will be fully vested four years after the date of grant.  On December 12, 2005, the Board of Directors accelerated the vesting of all unvested and “out-of-the-money” stock options that had an exercise price equal to or greater than $4.64 per share.  The acceleration of vesting allowed the Company to avoid recognizing future compensation expense associated with the accelerated options upon the January 1, 2006 adoption of FAS 123R.

(2)        Stock awards for the executive officers listed above vest in quarterly increments over a four year vesting period.  Grants shown were made in December 2008 and December 2007.

(3)          Market value was calculated by multiplying the number of shares shown in the table by $0.80, which was the closing price per share on December 31, 2008, the last day of our fiscal year.

(4)  The option was granted ten years prior to the option expiration date.  The option vests and becomes exercisable in equal quarterly increments over a one year period and will be fully vested on December 23, 2009.

(5)          This option award was granted to Mr. King when he joined the Company on March 12, 2007 under a stand-alone new employee inducement grant in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv).  As is typically the case with option awards granted to our new employees, this option award vests over a four-year period, 25% upon the one-year anniversary of Mr. King’s date of employment and the balance quarterly over the next three years.

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised any stock options during fiscal year 2008.  Restricted stock awards are reflected in the table below.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (a)
Thaddeus Dupper	16,250	$31,606
Brian R. Ervine	2,500	$4,863
Anita T. Moseley	1,875	$3,648
Stuart Cochran	1,875	$3,648
James King	1,250	$2,431

(a)          Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

PENSION BENEFITS

The Company does not maintain any defined benefit retirement plans.  In the United States, the Company maintains a 401(k) plan; in the United Kingdom, the Company maintains a defined contribution pension benefit plan.

COMPENSATION AGREEMENTS

General Overview

Each of our named executive officers has entered into a compensation agreement with the Company.  Each agreement provides for base salary and incentive compensation.   In 2008, potential incentive compensation ranged from 25% to 75% of the executive’s base salary, and was to be paid only if we attained quarterly and annual revenue objectives, and annual Adjusted EBITDA target, established by the Compensation Committee.  There was a potential to earn 150% of the target percentage if we exceeded quarterly or annual targets.  See Executive Compensation, Quarterly and Annual Performance-Based Incentive Compensation table on page 22 for percentages achieved in 2008.

Each agreement generally provides that in the event the Company terminates the employment of the named executive officer, other than for cause, death or disability, the executive will be paid severance pay.  The amount of the severance pay varies, as described below under the heading “Potential Payments Upon Termination or Change of Control,” depending upon the executive’s position and the circumstances surrounding the termination of employment. In exchange for severance, the named executive officer will be required to execute a full release of all employment claims with the Company and agree not to compete with us nor to solicit our employees for the period of time during which severance is paid.  The Compensation Agreements do not change the “at-will” nature of the U.S.-based executive officer’s employment with the Company.  Either the Company or the executive officer may terminate a U.S.-based Executive Officer’s employment at any time.  In the case of Messrs. Cochran and King, they are each employed under an employment contract, as is customary in the United Kingdom, which provides for three (3) months’ notice on termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement, disability or death and termination following a change of control of the executive is shown below.  The amounts assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination.  The actual payments may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements from time to time.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment.  Such amounts include:

•                  non-equity incentive compensation earned through the date of separation.  Quarterly incentive compensation payments will be pro-rated to the date of separation; the executive must have been employed on December 31st to earn his or her incentive compensation associated with achieving the Company’s annual performance targets;

•                  vested stock options, which must be exercised within three (3) months of the date of separation, except in the case of disability (12 months), death (18 months) or a change of control of the company (see discussion below);

•                  stock vested on the date of separation pursuant to restricted stock awards; and

•                  salary and unused paid time off through the date of separation.

Involuntary Not-for-Cause Termination

If a named executive officer is terminated for reasons other than cause, he or she will be entitled to severance as follows:  3 months of base pay (Messrs. Cochran and King); 6 months of base pay (Messrs. Ervine and Dupper and Ms. Moseley), except in the case of termination or material change in responsibilities within 6 months of a change in the CEO position, in which case Mr. Ervine and Ms. Moseley will be entitled to 9 months of base pay and incentive compensation.

Voluntary Termination or Retirement

Except for amounts described under “Payments Made Upon Termination,” the Company does not have an agreement or practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the death or disability of a named executive officer, the officer will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as appropriate.

Payments Made upon a Change of Control

The Company has entered into Change of Control Agreements with each named executive officer.  Under these agreements, upon a “Qualified Termination” (described below)

•                  The named executive officer will receive:

•                  a payment equal to 24 months (Messrs. Dupper and Ervine), 18 months (Mr. Cochran and Ms. Moseley) or 12 months (Mr. King) of the executive’s base salary, payable in equal increments over an equal period (the “Severance Period”) (or such shorter period as required under the American Jobs Creation Act of 2004) in the Company’s normal payroll cycles;

•                  an amount equal to 2 times (Messrs. Dupper and Ervine), 1.5 times (Mr. Cochran and Ms. Moseley) or 1 times (Mr. King) the executive’s incentive compensation, assuming achievement at 100% of the performance goals, payable in equal installments over the Severance Period;

•                  continuation of benefits under the Company’s health insurance plan as provided by law, as well as the Company’s life and disability plans, with the Company continuing to contribute to premiums during the Severance Period at the same rate as if the named executive officer were still employed by the Company;

•                  an amount equal to the excise tax, and related income taxes, a tax gross-up, if any, payable by the named executive officer under Section 280G of the Internal Revenue Code as a result of the receipt of any change of control payments or benefits (applies to U.S. based executives only); and

•                  tax advice services in an amount not to exceed $7,500; and

•                  all stock options and restricted stock held by the executive will automatically vest and become exercisable.

A Qualified Termination will occur upon any of the following:

•                  termination of the named executive officer’s employment by us, without cause, as a result of the influence of a person or entity seeking to cause a Change of Control;

•                  termination of the named executive officer’s employment by us for any reason, other than for cause, disability or death, within 24 months (Messrs. Dupper and Ervine), 18 months (Mr. Cochran and Ms. Moseley) or 12 months (Mr. King) following a Change of Control; or

•                  resignation by the named executive officer following a change in a material condition of the executive officer’s employment in anticipation of a Change of Control or the same period described immediately above following a Change of Control.

In general, the Change of Control agreement is a “double trigger,” meaning that payments are made only if the executive suffers a covered termination of employment as described above.  An executive does not receive payment solely upon the occurrence of a Change of Control, except that 50% of a named executive officer’s equity awards (options and restricted stock) will automatically vest upon a Change of Control even if his or her employment is not terminated.

A Change of Control will occur upon:

•                  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to the acquisition;

•                  the date any person or group within the meaning of the Exchange Act acquires ownership of our stock that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power entitled to vote in the election of directors or any other change in ownership described in Treas. Reg. Section 1.409A-3(i)(5)(v);

•                  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, ownership of stock possessing 30% or more of the total voting power of the stock of the Company;

•                  the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or

•                  any other change in effective control described in Treas. Reg. Section 1.409A(i)(5)(vi).

In exchange for severance, the named executive will be required to execute a full release of employment claims with the Company and agree not to compete with the Company nor to solicit our employees for the Severance Period or a portion thereof.

Thaddeus Dupper

The following table shows the potential payments upon termination or a change of control of the Company for Thaddeus Dupper, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Involuntary Not-for- Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$130,000	$0	$520,000
• Incentive Compensation	$0	$0	$390,000

Equity Compensation
• Stock Options (1)
• Vested	$0	$0	$0
• Unvested and accelerated	$0	$1,100	$2,200
• Restricted Stock (2)
• Vested	$13,000	$13,000	$13,000
• Unvested and accelerated	$0	$27,500	$55,000

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$28,284
• Life & Disability Insurance Premiums	$0	$0	$7,368
• Accrued Paid Time Off	$18,668	$0	$18,668
• Tax services	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$3,716
• Tax Gross-up Section 280G (3)	$0	$0	$366,962

Total	$161,668	$41,600	$1,412,698

(1) The payments relating to stock options represent the value as of December 31, 2008, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2008 ($0.80).

(2) The payments relating to restricted stock are calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2008 ($0.80).

(3) Upon a Change of Control of the Company, Mr. Dupper may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse Mr. Dupper for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes.  The total 280G tax gross-up amount in the above table assumes that Mr. Dupper is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of the Change of Control; (ii) any income and excise taxes imposed upon him as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Dupper as a result of the Company’s reimbursement of Mr. Dupper for any excise or income taxes.  The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Dupper executing a non-competition agreement.

Brian R. Ervine

The following table shows the potential payments upon termination or a change of control of the Company for Brian R. Ervine, our Executive Vice President and Chief Financial & Administrative Officer.

Executive Benefitsand Payments Upon Separation	Involuntary Not-for- Cause Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$130,000	$195,000	$0	$520,000
• Incentive Compensation	$0	$117,000	$0	$312,000

Equity Compensation
• Stock Options (1)
• Vested	$1,250	$1,250	$1,250	$1,250
• Unvested and accelerated	$0	$0	$275	$550
• Restricted Stock (2)
• Vested	$2,000	$2,000	$2,000	$2,000
• Unvested and accelerated	$0	$0	$5,600	$11.200

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$28,284
• Life & Disability Insurance Premiums	$0	$0	$0	$7,768
• Accrued Paid Time Off	$22,398	$22,398	$0	$22,398
• Tax services	$0	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$0	$4,183
• Tax Gross-up Section 280G (3)	$0	$0	$0	$318,144

Total	$155,648	$337,648	$9,125	$1,235,277

(1)  The payments relating to stock options represent the value as of December 31, 2008, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2008 ($0.80).

(2)  The payments relating to restricted stock are calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on December 31, 2008 ($0.80).

(3)  Upon a Change of Control of the Company, Mr. Ervine may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse Mr. Ervine for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes.  The total 280G tax gross-up amount in the above table assumes that Mr. Ervine is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon the executive as a result of the Change of Control; (ii) any income and excise taxes imposed upon Mr. Ervine as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Ervine as a result of the Company’s reimbursement of Mr. Ervine for any excise or income taxes.  The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Ervine executing a non-competition agreement.

Anita T. Moseley

The following table shows the potential payments upon termination or a change of control of the Company for Anita T. Moseley, our Sr. Vice President and General Counsel.

Executive Benefit and Payments Upon Separation	Involuntary Not-for- Cause Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$119,600	$179,400	$0	$358,800
• Incentive Compensation	$0	$89,700	$0	$179,400

Equity Compensation
• Stock Options (1)
• Vested	$11,517	$11,517	$11,517	$11,517
• Unvested and accelerated	$0	$0	$225	$450
• Restricted Stock (2)
• Vested	$1,500	$1,500	$1,500	$1,500
• Unvested and accelerated	$0	$0	$5,250	$10,500

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$21,213
• Life & Disability Insurance Premiums	$0	$0	$0	$6,491
• Accrued Paid Time Off	$17,390	$17,390	$0	$17,390
• Tax services	$0	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$0	$3,488
• Tax Gross-up Section 280G (3)	$0	$0	$0	$0

Total	$150,007	$299,507	$18,492	$618,249

(1)  The payments relating to stock options represent the value as of December 31, 2008, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2008 ($0.80).

(2)  The payments relating to restricted stock are calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on December 31, 2008 ($0.80).

(3)  Upon a Change of Control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes.  Ms. Moseley’s Change of Control payments (amounts appearing above, less payments for accrued paid time off, restricted stock andvested options) do not exceed the Section 280G threshold amount.

Stuart Cochran

The following table shows the potential payments upon termination or a change of control of the Company for Stuart Cochran, our Chief Technology Officer.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.4619 USD : 1 GBP as determined on December 31, 2008.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$43,930	$0	$263,580
• Incentive Compensation	$0	$0	$131,790

Equity Compensation
• Stock Options (1)
• Vested	$0	$0	$0
• Unvested and accelerated	$0	$225	$450
• Restricted Stock (2)
• Vested	$1,500	$1,500	$1,500
• Unvested and accelerated	$0	$5,250	$10,500

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0
• Life & Disability Insurance Premiums	$0	$0	$288
• Accrued Paid Time Off	$3,380	$0	$3,380
• Tax services	$0	$0	$7,500
• Tax Gross-up Total (3)	$0	$0	$0

Total	$48,810	$6,975	$418,988

(1)  The payments relating to stock options represent the value as of December 31, 2008, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2008 ($0.80).

(2)  The payments relating to restricted stock are calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on December 31, 2008 ($0.80).

(3)  Mr. Cochran resides in the United Kingdom and is not subject to U.S. taxation.

James King

The following table shows the potential payments upon termination or a change of control of the Company for James King, our Vice President, Worldwide Sales and Marketing.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.4619 USD : 1 GBP as determined on December 31, 2008.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination (1)

Cash Compensation
• Base Salary	$43,857	$0	$175,428
• Incentive Compensation	$0	$0	$43,857

Equity Compensation
• Stock Options (1)
• Vested	$0	$0	$0
• Unvested and accelerated	$0	$100	$200
• Restricted Stock (2)
• Vested	$1,000	$1,000	$1,000
• Unvested and accelerated	$0	$2,800	$5,600

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$334
• Life & Disability Insurance Premiums	$0	$0	$314
• Accrued Paid Time Off	$7,759	$0	$7,759
• Tax services	$0	$0	$0
• Tax Gross-up Total (3)	$0	$0	$0

Total	$52,616	$3,900	$234,492

(1)  The payments relating to stock options represent the value as of December 31, 2008, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2008 ($0.80).

(2)  The payments relating to restricted stock are calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on December 31, 2008 ($0.80).

(3)  Mr. King resides in the United Kingdom and is not subject to U.S. taxation.

TABLE OF EQUITY COMPENSATION PLANS

The following table contains summary information as of December 31, 2008 concerning the Company’s Employee Stock Purchase Plan, 1996 Stock Option Plan, James E. King Equity Incentive Plan and 2007 Stock Incentive Plan. All of the Plans, except for the James E. King Equity Incentive Plan, were approved by the stockholders. See “Security Ownership of Certain Beneficial Owners and Management.”

Equity Compensation Plans Approved by Security Holders	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
1996 Stock Option Plan	3,612,811		$3.14	0	(1)
2007 Stock Incentive Plan	941,937	(2)	$1.63	694,313
Employee Stock Purchase Plan	—		—	246,870

Equity Compensation Plan Not Approved by Security Holders (3)
James E. King Equity Incentive Plan	100,000		$1.72	0

(1)  Our 1996 Stock Option Plan expired on January 18, 2006.  As a result, no additional equity awards can be made under this plan.

(2)  This does not include 242,500 shares issuable upon vesting of outstanding restricted stock awards granted under the 2007 Stock Incentive Plan. These shares are applied against the Plan at a 1.5 rate, effectively using 363,750 shares from the Plan.

(3)  This plan is a stand-alone new employee inducement plan in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv). We adopted this plan because at the time Mr. King was hired we did not have an equity compensation plan.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2009 by:  (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on the record date, adjusted as required by rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership

Bruce W. Armstrong (2) 3974 Washington Street San Francisco, CA 94118	27,500	*
Stephen K. Gartside, Jr. (3) 29432 Camelback Lane Evergreen, CO 80439	772,160	3.9%
George A. Hallenbeck (4) 6 Polo Club Drive Denver, CO 80209	1,436,888	7.4%
Philip M. Neches (5) 60 Lenox Road Summit, NJ 07901	110,000	*
David J. Nicol (6) 9871 West 83rd Street Overland Park, KS 66204	120,000	*
David S. Oros (7) 621 E. Pratt Street, Suite 601 Baltimore, MD 21202	265,000	1.4%
Richard R. Ramlall (8) 196 Van Buren St., Suite 300 Herndon, VA 20170	15,000	*
Steve B. Warnecke (9) 1026 Anaconda Drive Castle Rock, CO 80108	321,216	1.6%
Thaddeus Dupper (10) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	653,000	3.3%
Brian R. Ervine (11) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	470,737	2.4%

Anita T. Moseley (12) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	409,283	2.1%
Stuart Cochran (13) c/o Evolving Systems Limited 108 Walcot Street Bath, UK BA1 5BG	176,970	*
James King (14) c/o Evolving Systems Limited One Angel Square, Torrens Street London, UK EC1V 1PL	64,375	*
All executive officers and directors as a group (13 persons) (15)	4,842,129	24.8%
Kennedy Capital Management (16) 10829 Olive Blvd. St Louis, MO 63141	994,322	5.1%
Karen Singer, Trustee of the Singer Children’s Management Trust (17) 212 Vaccaro Drive Cresskill, NJ 07626	3,817,835	19.6%

*          Less than one percent (1.0%).

(1)       Percentage of common stock beneficially owned is based on 19,529,415 shares of common stock outstanding on March 31, 2009.

(2)       Includes 17,500 shares subject to stock options exercisable within 60 days of March 31, 2009  (“Vested Options”) and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(3)       Includes 656,875 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(4)       Includes 682,500 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(5)       Includes 80,000 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(6)       Includes 100,000 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(7)       Includes 10,000 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(8)       Includes 10,000 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(9)       Includes 163,334 Vested Options and 10,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(10)     Includes 315,155 Vested Options and 85,000 shares of Restricted Stock, of which 10,625 shares will vest within 60 days of March 31, 2009.

(11)     Includes 419,561 Vested Options and 20,000 shares of Restricted Stock, of which 2,500 shares will vest within 60 days of March 31, 2009.

(12)     Includes 371,266 Vested Options, and 15,000 shares of Restricted Stock, of which 1,876 shares will vest within 60 days of March 31, 2009.

(13)     Includes 153,749 Vested Options and 15,000 shares of Restricted Stock, of which 1,876 shares will vest within 60 days of March 31, 2009.

(14)     Includes 53,750 Vested Options and 10,000 shares of Restricted Stock, of which 1,250 shares will vest within 60 days of March 31, 2009.

(15)     Includes 3,033,690 Vested Options and 225,000 shares of Restricted Stock, of which 38,127 shares will vest within 60 days of March 31, 2009.

(16)     Based solely upon the Schedule 13G information filed with the SEC by Kennedy Capital Management, Inc., on February 13, 2009.

(17)     Based solely upon the Schedule 13D information filed with the SEC by Karen Singer on December 18, 2008 and subsequently filed Forms 4 through March 31, 2009.  Ms. Singer disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three (3) directors appointed by the Board of Directors.  Each of the committee members, Mr. Neches, Mr. Nicol and Mr. Warnecke, satisfies the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy and Mr. Warnecke has been designated by the Board as the Audit Committee’s “financial expert.” For a description of Mr. Warnecke’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement.

On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the “Charter”).  An Amended and Restated Charter was adopted by the Board of Directors on March 4, 2004. A copy of the Amended and Restated Charter can be found on our website, www.evolving.com, under “About Us — Corporate Governance.”

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee’s primary responsibilities are to:

(1)       hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

(2)       establish policies and procedures for appointing, reviewing and overseeing the performance and independence of the independent registered public accounting firm;

(3)       review with the independent registered public accounting firm and financial management of the Company and approve the plan and scope of audit and permissible audit related work;

(4)       review financial press releases with management;

(5)       review consolidated financial statements and disclosures;

(6)       pre-approve all audit and permitted non-audit services; and

(7)       develop procedures for receiving, on an anonymous basis, and responding to concerns about our accounting and auditing practices.

Review of Fiscal Year 2008 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2008 Consolidated Financial Statements, the Audit Committee has:

(1)       reviewed and discussed the audited consolidated financial statements with management;

(2)       discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be disclosed by SAS 61 (as amended by SAS 89) and SAS 90; and

(3)       received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Grant Thornton LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2008 be included in the Company’s 2008 Annual Report on Form 10-K.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Steve B. Warnecke

Philip M. Neches

David J. Nicol

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into a Management Change of Control Agreement with each of our named executive officers. These agreements are described above in the section entitled “Potential Payments Upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our Directors and named executive officers. Subject to the provisions of the Indemnification Agreements, we will indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Our Change of Control Agreements and Indemnification Agreements are provided as part of the compensation arrangements with our executives, which are subject to approval of the Compensation Committee.  Indemnification for Directors was approved by the Board of Directors and is part of the standard arrangement for all Company Directors. We believe that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between us and any of our officers, Directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Standstill Agreement

On February 25, 2008 we entered into a Standstill Agreement (the “Standstill Agreement”) with Karen Singer, Trustee of the Singer Children’s Management Trust (the “Singer Trust”) in which the Board of Directors agreed to appoint two independent members to the Board of Directors and to waive the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”), as it related to the Singer Trust’s acquisition of our stock, provided that the Singer Trust and its affiliates would beneficially own less than 20% of our outstanding shares.  In exchange, the Singer Trust agreed for a period of 18 months following the appointment of the Singer Nominees to the Board of Directors (the “Standstill Period”) (see Proposal 1 on page 4 of this proxy statement), not to seek or propose, among other things, an acquisition of the Company, a business combination or any other extraordinary transaction with respect to the Company.  The Singer Trust also agreed that during the Standstill Period it would not nominate any person as a director of the Company (other than the Singer Nominees) or propose any matter to be voted on by stockholders of the Company and it would vote its shares in favor of the Company’s nominees for directors.

Consulting Agreement with Stephen K. Gartside, Jr.

On January 1, 2008, we entered into a Consulting Agreement with Mr. Gartside, Chairman of our Board of Directors and former CEO of the Company, to provide business consulting services to management.  The Consulting Agreement was for the 2008 calendar year; total compensation paid to Mr. Gartside for his services was $20,000.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements.  When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Governance and Nominating Committees, are available on our website and amendments to, or waivers of, the Code of Business Conduct will be disclosed on our website. The address of our website is www.evolving.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the NASDAQ Capital Market under the symbol EVOL.

This proxy statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2008. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is American Stock Transfer & Trust Company LLC. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.

9777 Pyramid Ct., Suite 100

Englewood, CO 80112

Attn:  Anita T. Moseley, Secretary

1-800-649-6562

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2010 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by the Secretary of the Company on or before December 15, 2009. A stockholder proposal or nomination for director for consideration at the 2010 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than March 11, 2010 and no later than April 10, 2010.  The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anita T. Moseley Secretary

Annex A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF

EVOLVING SYSTEMS, INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

EVOLVING SYSTEMS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:    The following amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

Article IV, Section A of the Corporation’s Restated Certificate of Incorporation is hereby amended to add a new sentence at the end thereof, such sentence reading in its entirety as follows:

“Effective at 11:59 p.m., Eastern time, on the date of filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State (the “Effective Time”), each [two (2)] [three (3)] [four (4)] shares of Common Stock, issued and outstanding immediately prior to the Effective Time or held in the Corporation’s treasury immediately prior to the Effective Time shall be automatically reclassified and combined, without further action on the part of the holder thereof, into one (1) validly issued, fully-paid and nonassessable share of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable.  Each certificate that, immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

SECOND:   The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directing that the proposed amendment be considered by the stockholders of the Corporation.  A meeting of stockholders was duly called upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and held on June 9, 2009, at which meeting the necessary number of shares were voted in favor of the proposed amendment.  The stockholders of the Corporation duly adopted this Certificate of Amendment.  This Certificate of Amendment will become effective upon its filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [        ] day of [                   ], 2009.

EVOLVING SYSTEMS, INC.

By:
Name:
Title:

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 9, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at – www.evolving.com/investor_relations.html

Please mark, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF CLASS 2 DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	☐ Bruce W. Armstrong ☐ George A. Hallenbeck ☐ David J. Nicol
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—June 9, 2009

The undersigned hereby constitutes and appoints Brian R. Ervine and Anita T. Moseley, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at the offices of Evolving Systems, Inc. at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on Tuesday, June 9, 2009, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 9, 2009

PROXY VOTING
INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	COMPANY NUMBER
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www. voteproxy.com up until 11:59PM Eastern Time the day before the meeting date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at – www.evolving.com/investor_relations.html

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF CLASS 2 DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	☐ Bruce W. Armstrong ☐ George A. Hallenbeck ☐ David J. Nicol
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1. ELECTION OF CLASS 2 DIRECTORS Bruce W. Armstrong George A. Hallenbeck David J. Nicol 2. APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS. 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. NOMINEES: Important Notice of Availability of Proxy Materials for the Shareholder Meeting of EVOLVING SYSTEMS, INC. To Be Held On: June 9, 2009 at 9:00 a.m. local time at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/26/09. Please visit www.evolving.com/investor_relations.html where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 800-649-6562 E-MAIL: proxy@evolving.com WEBSITE: www.evolving.com/investor_relations_requestIR.php TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. - OR - COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER - OR - Please note that you cannot use this notice to vote by mail. - OR -

BARCODE You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Meeting Information Meeting Type: For holders as of: Date: Time: Location: See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # 0000022090_1 R2.09.03.17 EVOLVING SYSTEMS, INC. Annual Meeting June 09, 2009 9:00 AM MDT April 13, 2009 Evolving Systems, Inc. Board Room 9777 Pyramid Ct. Suite 100 Englewood, CO 80112 Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of The Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. 0000022090_2 R2.09.03.17 1. Proxy Statement / 10k Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 26, 2009 to facilitate timely delivery.

BARCODE Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 Voting items 0000022090_3 R2.09.03.17 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Bruce W. Armstrong 02 George A. Hallenbeck 03 David J. Nicol The Board of Directors recommends you vote FOR the following proposal(s): 2 Approval of the amendment of our restated certificate of incorporation to effect a reverse stock split of our common stock at one of three reverse split ratios. 3 Ratification of selection of independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # 0000022090_4 R2.09.03.17